Exhibit 10.9

                              SETTLEMENT AGREEMENT

AGREEMENT made this 28th day of September, 2004, by and between NUTRA PHARMA
CORP., a California corporation ("Nutra Pharma"), and OPUS INTERNATIONAL, LLC., a Maryland limited liability company ("Opus"), provides as follows:

In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

THE PARTIES HERETO AGREE AS FOLLOWS:

1. RECITALS:

This agreement is made and entered into with reference to the following facts and circumstances:

A. Opus owns 11,692,556 of the outstanding common shares of Nutra Pharma.

B. Nutra Pharma is obligated to Opus in the amount of $1,384,931.26, for funds advanced to Nutra Pharma by Opus for operating capital, payable on demand.

C. Opus has made demand for payment of the funds owed.

D. Nutra Pharma now holds approximately 10.5 million shares of Infectech, Inc.
("Infectech Shares"), its majority owned subsidiary. Nutra Pharma desires to use a portion of the Infectech Shares it owns to satisfy its debt to Opus.

2. REPAYMENT AND DISCHARGE OF DEBT

A. Nutra Pharma shall transfer to Opus, in full and fair settlement of the outstanding debt owed to Opus, certificates representing 6,000,000 shares of
Infectech.

B. Upon the transfer of the Infectech Shares to Opus, any and all outstanding debt owed to Opus by Nutra Pharma shall be deemed discharged, and Nutra Pharma shall be released from any and all liability with respect to that debt.

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3. ADDITIONAL PROVISIONS

Nutra Pharma shall accept the resignations of MITCHELL S. FELDER and DAVID
MCCLELLAND, Sr. from its board of directors.

4. NOTICES

Any notices called for in this agreement shall be effective upon personal service or upon service by first class mail, postage prepaid, to the parties at such addresses to be designated by the parties in writing.

5. MISCELLANEOUS PROVISIONS:

This agreement shall be construed in accordance with the laws of the State of
California.

This agreement shall be binding upon and shall inure to the benefit of the parties hereto, their beneficiaries, heirs, representatives, assigns, and all other successors in interest.

Each of the parties does hereby promise and agree to execute any and all documents required to be executed and perform all acts required to be performed in order to effectuate the terms of this agreement.

This agreement contains all of the agreements and understandings of the parties hereto with respect to the matters referred to herein, and no prior agreement or understanding pertaining to any such matters shall be effective for any purpose.

Each of the parties does hereby agree to the use of the particular language of the provisions of this Agreement, and any question of doubtful interpretation shall not be resolved by any rule of interpretation against the party who causes the uncertainty to exist or against the draftsman.

This agreement may not be superseded, amended or added to except by an agreement in writing, signed by the parties hereto, or their respective successors-in-interest.

Any waiver of any provision of this agreement shall not be deemed a waiver of such provision as to any prior or subsequent breach of the same provision or any other breach of any other provision of this agreement.

If a court of competent jurisdiction holds any provision of this agreement to be invalid, or unenforceable, said provisions shall be deemed deleted, and neither such provision, its severance or deletion shall affect the validity of the remaining provisions of this agreement, which shall, nevertheless, continue in full force and effect.

The parties may execute this agreement in two or more counterparts, each of which shall be signed by all of the parties; and each such counterpart shall be deemed an original instrument as against any party who has signed it.

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The parties shall use their reasonable best efforts to obtain the consent of all necessary persons and agencies to the transfer of shares provided for in this agreement.

The parties agree that they will endeavor to settle any dispute, controversy or claim arising out of or relating to this Agreement, which they are unable to settle through direct discussions, by mediation administered by the American
Arbitration Association in accordance with the provisions of the Commercial
Mediation Rules of the American Arbitration Association, and agree that the arbitrator shall have the power to make injunctive orders, which orders shall be enforceable in any court of competent jurisdiction, without the right of either party to appeal. The parties agree to conduct good faith efforts to resolve their dispute by mediation. The parties agree to submit to mediation conducted by the American Arbitration Association and to conduct the mediation in a mutually agreed upon location.

Any dispute, controversy or claim arising out of or relating to this contract, or the breach thereof, shall be finally settled by arbitration administered by the American Arbitration Association, in accordance with the commercial rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. The number of arbitrators shall be one, the language of the arbitration shall be in English, and the place of arbitration shall be Los Angeles, California, United States of
America.

The prevailing party in any mediation, arbitration, or litigation shall be entitled to recover from the other party reasonable attorney's fees, court costs, and the administrative costs, fees, and expenses of the American
Arbitration Association, each as applicable, incurred in the same, in addition to any other relief that may be awarded.

IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

NUTRA PHARMA CORP.

By /s/ Rik J. Deitsch
Rik Deitsch, President

OPUS INTERNATIONAL, LLC.
By /s/ Stephen Hallock
Stephen Hallock, Managing Member

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